Exhibit 1(k)

BLACKROCK INDEX FUNDS, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK INDEX FUNDS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:            The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue 4,248,000,000 shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
iShares Russell 2000 Small-Cap Index Fund
Investor A Common Stock	208,000,000
Institutional Common Stock	208,000,000
Class K Common Stock	1,208,000,000

iShares MSCI EAFE International Index Fund
Investor A Common Stock	208,000,000
Institutional Common Stock	1,208,000,000
Class K Common Stock	1,208,000,000

Total:	4,248,000,000

All shares of all classes of the capital stock of the Corporation have a par value of $0.0001 per share and an aggregate par value of $424,800.

SECOND:            Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby increases the total number of authorized shares of capital stock of the Corporation by 4,000,000,000 and designates such newly authorized shares as Investor P Common Stock of each of iShares Russell 2000 Small-Cap Index Fund Series and iShares MSCI EAFE International Index Fund Series.

THIRD:            After the increase in the number of authorized shares, the Corporation will have the authority to issue 8,248,000,000 shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
iShares Russell 2000 Small-Cap Index Fund
Investor A Common Stock	208,000,000
Institutional Common Stock	208,000,000
Class K Common Stock	1,208,000,000
Investor P Common Stock	2,000,000,000

iShares MSCI EAFE International Index Fund
Investor A Common Stock	208,000,000
Institutional Common Stock	1,208,000,000
Class K Common Stock	1,208,000,000
Investor P Common Stock	2,000,000,000

Total:	8,248,000,000

All shares of capital stock of the Corporation will have a par value of $0.0001 per share and an aggregate par value of $824,800.

FOURTH:            All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

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IN WITNESS WHEREOF, BLACKROCK INDEX FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information, and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 6th day of July 2018.

ATTEST:	BLACKROCK INDEX FUNDS, INC.

/S/ BENJAMIN ARCHIBALD	BY:	/S/ JOHN M. PERLOWSKI
Benjamin Archibald		John M. Perlowski
Secretary		President and Chief Executive Officer

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